Employment Contract
between
Perfectenergy Shanghai Ltd. & Zheng Hui
Labour No. 211263

Party A: Perfectenergy Shanghai Ltd.
Party B: Zheng Hui	Passport No.:058640512	Nationality: USA

In accordance with the Labor Law of the People’s Republic of China (the “Labor Law”) and Labor Contract Law of the People’s Republic of China, Party A and Party B (hereinafter the “Parties”), through consultations and on the basis of equality and free will, agree to enter into this contract (the “Contract”) and abide by the terms and conditions set forth herein.

I.	Contract Period

Article 1. Proposed by Party B, the Parties agree, through consultations, that this contract is a fixed-term contract with valid period from July 4, 2011 to July 3, 2014. The contract will automatically terminate upon expiration unless an extension is agreed upon by both parties 15 days prior to the expiration date.

II.	Work description and location

Article 2. Party B agrees to serve in the position of Chief Operating Officer.

Party A may assign Party B one or multiple tasks related to his position set forth above based on production needs. The work location is in Party A’s major operation locations or any work areas needed for the new business expansion of Party A.

Article 3. Party B shall accomplish the tasks as required by Party A in a timely manner as well as in accordance with its quality requirement. Based on its evaluation policies, Party A may adjust Party B’s position and pay accordingly if Party B does not meet the requirement of his position for two consecutive evaluation periods.

III.	Working hours and holidays

Article 4 Party B shall arrange for Party B to implement System C as defined below:

A.
Standard working hour system: Party B works no more than 8 hours daily, and no more than 40 hours weekly on average; If overtime is required, Party A shall pay overtime in accordance with the labor regulations and Party A shall guarantee that Party B has at least one day off per week;

B.	Comprehensive working hour system: Average daily and weekly work hours may not exceed the legal standard working hour limit;

C.	Flexible working hour system: Party B may make his own arrangements for work, rest and vacation, provided that Party B reports such arrangements to Party A.

Article 5 Party A may extend working hours based on production needs.  Party B may extend working hours with written consent of Party A. Overtime payment shall be made based on actual hours spent.

Article 6 The following shall not be deemed working hours regardless of the working hour system implemented:

1.	Entering or staying in Party A’s premises without written consent during the non-working hours;
2.	Half to one hour lunch break;
3.	Working hours shall be based on the time records kept by each department instead of IC card records etc;
4.	Other hours which shall not be deemed working hours.

Article 7 Party A shall guarantee Party B the right of rest in accordance with the relevant laws during the performance of the contract. Application for leaves shall be approved by the relevant authority of Party B. Unauthorized leaves will not be accepted and will be considered as absences.

a.	Sick leave shall be supported by sick leave certificate issued by authorized hospital (level II above)
b.
Injured leave shall follow the State and municipal’s regulations. Party A has the responsibility to assess the length of the injured leave period and may deduct the verification expenses from Party B’s salary;

c.	Other leaves taken by Party B shall not exceed two days per month and any special leaves longer than that shall be approved by the General Manager;
d.	No show after approved leave period will be considered absence.

IV.	Wages

Article 8 Party A shall pay Party B salary of 60,000RMB/Month. Party A shall pay Party B cash in full on the 10th of each month. Party A shall pay Party B _______ during probation period.

Article 9 Party B is entitled to overtime work payment and the calculation of overtime payment shall be based on the Municipal government’s regulations in Shanghai.

Article 10 Party B has the right to enjoy legal holidays, take leave during the period of marriage and other leaves stipulated by State, provincial and municipal authorities. Leaves for personal reasons will not be paid by Party A.

Article 11 Party B shall be paid at 80% of current year’s average wage in Shanghai during the sick leave period; pay for injured leave will be made in accordance with the State and municipal’s regulations.

Articles 12 Party A will not pay any wage to Party B for the absence period, and Party A may deduct three times of Party B’s wage for the absence period.

V.	Labor Protection, working conditions

Article 13 Party A shall establish the necessary working instructions, the job specifications and the labor safety procedures, the occupational safety and health system, and provide essential trainings to Party B. Party B shall observe the safety procedures and follow the work instructions in the labor process.

Article 14 Party A must provide Party B necessary safety and health conditions and labor protection facilities as stipulated by relevant State, provincial and municipal authorities. Party A must establish a sound working safety and health insurance system and establish related safety operation rules.

VI.	Society Insurane welfare

Article 15 Party A and Party B shall participate in social insurance schemes according to the relevant State, provincial and municipal regulations. Party A shall pay premiums for Party B on pension, unemployment insurance, work injury insurance, and birth insurance. The portion for pension to be paid by Party B shall be deducted and paid by Party A according to the relevant regulations.

Article 16 If Party B or other party can not provide the necessary supporting document as required by the social security department in time for application for social security insurance, Party A has the right to termination the contract and not pay any compensation.

VII.	Work discipline

Article 17 Party B must strictly abide by the relevant safety operation rules and discipline rules in the process of production.

Article 18 If Party B fails to follow the rules above, he shall be penalized in accordance with the rules.

VIII.	Change, cancellation and termination of contract and economic compensation

Article 19 The Parties may terminate the Contract if they so agree after consultation.

Article 20 Pursuant to the Labor Law (Labor Law Article 36,37,38), Party B may terminate the Contract if:
1.	the Parties mutually agree to terminate the Contract after consultation;
2.	Party B gives Party A 30 days’ prior written notice;

3.	Party B gives Party 3 days’ prior notice during the probation period;
4.	Party A fails to provide work protection or working conditions as stipulated in the Contract;
5.	Party A fails to pay labor compensation in full on time;
6.	Party A fails to pay the social security premium for Party B in accordance with the law;
7.	Party A adopts rules or regulations that are in violation of laws or regulations, thereby impairing Party B’s rights and interests;
8.	through fraud, coercion or exploitation of Party B’s disadvantageous position, Party A causes Party B to conclude or amend the Contract against Party B’s true intent;
9.	the Contract absolves Party A from legal liability and denies Party B his rights;
10.	the Contract is in violation of the mandatory provisions of laws or administrative regulations;
11.	Party A uses violence, threats or unlawful restriction of personal freedom to force Party B to work;
12.	Party A forces or instructs Party B to perform dangerous tasks which would endanger his personal safety in violation of rules or regulations; or
13.	Party A causes the occurrence of a circumstance in which laws or administrative regulations allow Party B to terminate the Contract.

Article 21 If Party A cannot provide location for normal operation due to expiration of lease or expropriation, Party A has the right to terminate the Contract but shall pay Party B economic compensation in accordance with the relevant regulations.

Article 22 Pursuant to the Labor Law (Articles 39, 41, 42), Party A may terminate the Contract if:
1.	the Parties mutually agree to terminate the Contract after consultation;
2.	Party B fails to meet the requirements for employment during the probation period;
3.	Party B materially breaches Party A’s rules and regulations;
4.	Party B causes substantial loss to Party A due to his serious dereliction of duty or engagement in malpractice for personal gain;
5.
Party B establishes an employment relationship with another employer simultaneously which materially affects the completion of his task with Party A, or he refuses to rectify the situation after being cautioned by Party A;

6.	through fraud, coercion or exploitation of Party A’s disadvantageous position, Party B causes Party A to conclude or amend the Contract against Party A’s true intent;
7.	Party B is subject to criminal liability in accordance with the law;
8.
Party B is unable to resume his original work nor engage in other work arranged for him by Party A after the expiration of the prescribed medical treatment period for an illness or non-work-related injury;

9.	Party is incompetent and remains incompetent after training or adjustment of his position;
10.
a material change in the objective circumstances relied upon at the time of conclusion of the Contract renders it impossible for the Parties to perform and, after consultation, the Parties are unable to reach an agreement on amending the Contract;

11.	Party A carries on restructuring pursuant to the Enterprise Bankruptcy Law;
12.	Party A experiences serious difficulties in production an/or business operation;
13.	Party A switches production, introduces significant technological innovation or adjusts its business model, and still needs to reduce its workforce after amending the Contract;
14.	a material change in the objective economic conditions relied upon at the time of conclusion of the Contract renders it impossible for the Parties to perform;
15.
Party B is held in administrative or judicial custody for more than ten (10) days (except for negligence), taking drugs, sentenced to reeducation through labor, or subject to criminal liability in accordance to the law;

16.	Party B intentionally destroys property of Party A and/or employees of Party A and/or customers of Party A and the value of the property exceeds 1,000 RMB;
17.	Party B intentionally or negligently breaches the trade secrets protection provisions and disclose Party A’s trade secrets to a third party;
18.
Party B, by taking advantage of his position, occupies any property of Party A or employees of Party A or customers of Party A with a total value exceeding 500 RMB and refuses to return the property within five days after being urged by Party A;

19.
Party B gives gifts with an aggregate value exceeding 1,000 RMB to Party A’s executive officers or his superiors, except for gifts of similar value exchanged between Party A and Party A’s executive officers or his superiors;

20.
Party B receives gifts and commissions with an aggregate value exceeding 1,000 RMB from employees of Party A or customers (or potential customers) of Party A and fails to turn over to Party A within a week, or accepts invitations of customers (potential customers) of Party A to enter places of entertainment, unless approved by Party A;

21.
Party B verbally abuses or insults employees or customers (or potential customers) of Party A and refuses to correct such acts (including extending an apology and making compensation for actual loss) after being informed by Party A or such acts of Party B cause serious adverse effects and consequences;

22.	Party B assaults employees or customers (or potential customers) of Party A;
23.	Party B sets or changes password on work computer or applications without permission and refuses to correct such acts after being informed by Party A;
24.	Party B enters into agreements or contracts (in individual capacity or using the department seal) without Party A’s authorization or engages in business transactions with Party A;
25.
Party B engages in business transactions with relatives of Party B or business organizations owned or controlled by relatives of Party B (relatives include spouse, relatives through marriage or friends known for longer than one year) without disclosing the transactions in writing to Party A;

26.	Party B enters into agreements or contracts (in individual capacity or using the department seal) without Party A’s authorization

27.	Party B fails carry out his job duty as quality inspection officer, impairing Party A’s goodwill and causing irrecoverable losses to the Party;
28.	Party B infringes on others’ intellectual property (including software, technical secret, patents, trade-marks) without Party A’s authorization, causing economic losses and to Party A’s reputation;
29.	Party B causes losses to the Company in excess of RMB5,000 due to serious dereliction of duty and refuses to compensate the Company for its losses;
30.	Party B leads, organizes, participates in or promotes strike or slowdown;
31.	Party B refuses to follow job guidance from the Company or arrangement by HR department;
32.	Party B steals property from Party A or employees of Party A, or uses the Party A’s valuable assets in improper ways;
33.	Party B hinders normal operation of Party A and engages in dangerous behaviors without yielding to persuasion;
34.	Party B sells, transfers or leases the Company’s property without Party A’s permission;
35.	Party B submits expense reports containing false information;
36.	Party B receives more than three written warnings by Party A during a year and refuses to take corrective actions after the warnings;
37.	Party B causes losses to the Company in excess of RMB 5,000 due to breach of duty, production of scrap products, damages to equipment, and waste of materials and energy;
38.
If Party B is absent from work for 7 consecutive days (including weekend) or absent for a total of 30 days (including weekend) during a year, the Contract may be terminated unilaterally by Party A. Party B shall be deemed absent if:

(1)	Party B refuses to enter and work in the working location or the assigned working areas;
(2)	Party B’s supervisor confirms that Party B fails to carry perform tasks specified in the Contract or assigned to him in the working location or the assigned working areas;
(3)	after the expiration of authorized leaves, Party B fails to return to work in the working location or the assigned working areas without permission;
39.	Party B commits other serious violations of the Company’s regulations.

Article 23 Party A may terminate the Contract under any of the following circumstances by giving Party B a 30 days prior written notice or one month’s wages in lieu of notice:
1.
where Party B is unable to resume his original work nor engage in other work arranged for him by Party A after the expiration of the prescribed medical treatment period for an illness or non-work-related injury;

2.	where Party B is incompetent and remains incompetent after training or adjustment of his position; or
3.
a material change to the objective circumstances relied upon at the time of conclusion of the Contract renders it impossible for the parties to perform and, after consultation, the Parties are unable to reach an agreement on amending the Contract.

Article 24 The Contract is terminated if:
1.           the contract term expires;
2.           Party B is entitled to basis old-age insurance pension in accordance with the law;
3.           Party B is deceased, or is declared dead or missing by a people’s court;
4.           Party A is declared bankrupt in accordance with the law;
5.           Party A has its business license revoked, is ordered to close or is closed down, or decides on early dissolution; or
6.           other circumstances stipulated by laws or administrative regulations arise.

IX.	Economic Compensation

Article 25 Party A shall not make compensation unless required by Article 46 of Labor Law;
Article 26 If Party B fails to abide by the confidentiality terms in this contract or terminates the contract in violation of the terms of this contract, causing losses to Party A, Party B must undertake the liability of compensation.

Article 27 If Party B has signed a service period agreement for specified training arrangement, Party B shall compensate Party A when terminating the contract. The detailed terms of compensation shall be specified in the training agreement.

Article 28 If Party B’s fault or misconduct causes losses to Party A, Party B must undertake the liability of compensation.

X.	Dispute and arbitration

Article 29 Should any dispute occur during performance of the contract, either party hereto may submit the dispute to a local labor dispute arbitration committee having jurisdiction over Party A for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people’s court.

XI.	Delivery of Document

Article 30 The operating location and residential address confirmed by both parties in the contract are the mailing addresses for official documents. Any changes to the contract may be mailed to the confirmed addresses and each party shall take the responsibility for not providing the correct address information. Any document sent without return in 7 days after sending out will be deemed as delivered.

XII.	Others

Article 31 Party B represents and warrants that all personal data including educational and experience, ID, family background provided are true. In the event of any discrepancy discovered by Party A, Party A has the right to cancel the contract without paying any compensation.

Article 32 Party B shall inform Party A of any misconduct which resulted in punishment or termination by ex-employers. Party A has the right to terminate the contract with no compensation payment during the probation period if such information is not disclosed.

Article 33 Party B will provide relevant documents required for recruitment within 30 days. Party A has the right to cancel the contract during the probation period if such documents are not provided timely.

Article 34 Party B shall inform Party A of any poor credit history such as rejection of loan by a bank etc. Party A has the right to cancel the contract with no compensation payment during the probation period if an investigation reveals such information.

Article 35 Rules and regulations and employee handbook received and signed by Party B is part of this contract and had equal legal effect.

Article 36 Recruitment standard provided by Party A is part of this contract.

Article 37 Matters not covered herein may be agreed upon by the Parties in supplemental agreements.

Article 38 This contract is made in triplicate and comes into effect after signed by both parties. Party B holds two copies and Party A holds one copy. All three copies have equal legal effect.

Party A: Perfectenergy Shanghai Ltd

Operation Address: 479 You Dong Road
Zip Code: 201100

Party B: Zheng Hui
Home address: ShuiCheng Road XXX, Shanghai
Zipe Code: 200336

Date: July 4, 2011